[Form Of]


                       CUSTODIAL UNDERTAKING IN CONNECTION


                        WITH MASTER REPURCHASE AGREEMENT


                              *********************

                                  BY AND AMONG


          The Vanguard Group, Inc., not on its own behalf but on behalf of the registered investment companies for which The Vanguard Group, Inc. provides investment advisory or administrative services as listed in paragraph 1 of
     Schedule V to this Agreement

                                     (Buyer)

                                       AND


             ------------------------------------------------------

                                    (Seller)

                                       AND

                               JPMorgan Chase Bank

                                   (Custodian)

         THIS CUSTODIAL UNDERTAKING (together with the Exhibits and Schedules attached hereto, and made a part hereof, this "Custodial Undertaking") is made and entered into as of the date set forth below by and among Buyer, Seller, and Custodian.

RECITALS

         WHEREAS, Buyer and Seller have entered into a revised PSA Master Repurchase Agreement dated as of ________________, (as it may be amended by the parties thereto, the "Master Repurchase Agreement"), and may from time to time enter into Transactions with respect to Eligible Securities (as hereinafter defined); and

         WHEREAS, Custodian has agreed to act as agent for Buyer and Seller in order to effect Transactions on their behalf, all as more particularly set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         Whenever used in this Custodial Undertaking, the following words shall have the meanings set forth below.

         A. "Authorized Person" shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Oral Instructions and Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in
Schedule II attached hereto, as such Schedule II may be amended from time to time.

         B. "Book-Entry Securities" shall mean Book-entry Securities as defined in 31 C.F.R.Part 357.2 and any other securities registered in the form of an entry on the records of the Book-Entry System.

         C. "Book-Entry System" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York ("FRBNY").

         D. "Buyer's Account" shall mean the custodial account maintained by Custodian on behalf of Buyer for the deposit of Eligible Securities with respect to Transactions and shall also include, without limitation, any account for the deposit of cash in connection therewith. For the purposes of this Custodial Undertaking, Buyer's Account shall be deemed to be a "securities account" within the meaning of the UCC, and Eligible Securities deposited in connection therewith shall be deemed to be a "financial asset" within the meaning of the UCC.


         E. "Clearing Corporation" shall mean the Depository Trust Company, Participants Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency.

         F. "Clearing Corporation Securities" shall mean securities which are registered in the name of Custodian or its nominee in the form of an entry on the records of a Clearing Corporation.

         G. "Eligible Securities" shall mean those types of Securities which Buyer, Seller and Custodian have agreed shall be eligible for Transactions by inclusion on a Schedule of Eligible Securities substantially in the form of
Schedule I hereto, as such Schedule of Eligible Securities may be amended from time to time, and cash.

         H. "Income" shall mean with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon.

         I. "Market Value of Securities" shall mean, with respect to any Security as of any date, the sum of (i) the market value of such Security based on the most recently available bid price for the particular Security as made available to Custodian by pricing information services which Custodian uses generally for pricing such Securities, and (ii) accrued but unpaid Income, if any, on the particular Security (to the extent not included therein). In the case of cash and certificates of deposit, the face amount shall be deemed the Market Value. If no price is available, Custodian shall be authorized to price any Security by contacting any dealer designated as a "primary dealer" by the Federal Reserve Bank of New York and relying upon any price quoted by such "primary dealer" as if it were quoted by a recognized pricing service, or Custodian may price such Security in accordance with the methodology utilized by Custodian for such purpose in the ordinary course of its business.

         J. "Notice of Default" shall mean a written notice delivered by Buyer to Custodian and Seller, or by Seller to Custodian and Buyer, informing Custodian and the defaulting party of an Event of Default pursuant to Paragraph 11 of the Master Repurchase Agreement and setting forth the specific Event of Default thereunder.

         K. "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

         L. "Physical Securities" shall mean securities and money market instruments issued in definitive form which are not Book-Entry Securities or Clearing Corporation Securities.

         M. "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction.)

         N. "Pricing Rate" shall mean the per annum percentage rate for determination of the Price Differential.

         O. "Purchase Date" shall mean the date on which Purchased Securities are to be transferred by Seller to Buyer.

         P. "Purchase Price" shall mean the price at which Purchased Securities are transferred by Seller to Buyer on the Purchase Date.

         Q. "Purchased Securities" shall mean the Securities transferred by Seller to Buyer in a Transaction, and any Securities substituted therefor .

         R. "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Securities from Buyer in accordance with the terms of the Master Repurchase Agreement.

         S. "Repurchase Price" shall mean the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination. Custodian shaall have no obligation to independently calculate the Repurchase Price, but shall be entitled to rely on the Repurchase Price contained in instructions provided by Seller to Custodian on the Repurchase Date and on each Business Day that a Repurchase Transaction remains outstanding.
         T. "Securities" shall mean Book-Entry Securities, Clearing Corporation Securities, Physical Securities, and cash.

         U. "Seller's Account" shall mean Seller's clearing account on Custodian's Broker Dealer Automated System ("BDAS"), any other account in which Securities are held by Custodian on behalf of Seller pursuant to the terms of this Custodial Undertaking, and any account for the deposit of cash maintained in connection therewith.

         V. "Transactions" shall mean transactions in which Seller agrees to transfer to Buyer Purchased Securities against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Securities at a date certain or on demand, against the transfer of funds by Seller.

         W. "UCC" shall mean the Uniform Commercial Code of the State of New York (as the same may be deemed to be in effect pursuant to applicable law and federal regulation).

         X. "Written Instructions" shall mean written communications received by Custodian from an Authorized Person by telex, through BDAS or any other electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

         Y. "Margin Percentage" shall mean such percentage as is specified for each type of Eligible Security listed on Schedule 1 hereto. Unless otherwise specified on Schedule 1 hereto, the Margin Percentage for cash shall be 100%.

         Z. "Margin Value" shall mean, with respect to any Transaction as of any date, the amount obtained by dividing the Market Value of each Security by the applicable Margin Percentage and aggregating such amounts. The Margin Value of Securities shall equal or exceed the Repurchase Price at the times calculated by Custodian pursuant to this Agreement.

         All references to time herein shall mean the time in effect on that day in New York, New York. Except as may otherwise apply for Income payable on particular Securities or as otherwise may be agreed to in writing by the parties hereto, all provisions in the Custodial Undertaking for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

2.       APPOINTMENT OF CUSTODIAN; ACCOUNTS

         A. Buyer and Seller hereby appoint Custodian as custodian of all Securities and cash at any time delivered to Custodian in connection with Transactions subject to this Custodial Undertaking and as their agent to effect Transactions. Custodian hereby accepts appointment as custodian and agent.

         B. Buyer and Seller each authorizes and instructs Custodian to utilize the Book-Entry System, Clearing Corporations and the receipt and delivery of physical certificates or any combination thereof in connection with its performance hereunder. Book-Entry Securities and Clearing Corporation Securities credited to Buyer's Account and Seller's Account will be represented in accounts at the Book-Entry System and the appropriate Clearing Corporation in the name of Custodian or its nominee which include only assets held by Custodian for its customers and shall not include any assets held by Custodian in its individual capacity. Transactions with respect to Book-Entry Securities and Clearing Corporation Securities will be effected in accordance with, and subject to, the rules and regulations of the Book-Entry System and each Clearing Corporation, respectively.


3.       REPRESENTATIONS AND WARRANTIES

         A. Buyer, Seller and Custodian. Buyer, Seller and Custodian each represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

                  (i) It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Custodial Undertaking and to perform all of the duties and obligations to be performed by it hereunder;

                  (ii) This Custodial Undertaking is, and each Transaction (with respect to Buyer and Seller) will be, legally and validly entered into, does not, and will not, violate any ordinance, charter, by-law, rule or statute applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally; and

                  (iii) The person executing this Custodial Undertaking on its behalf has been duly and properly authorized to do so.

         B. Further Representations of Custodian. Custodian further represents and warrants, which representations and warranties shall be deemed to be repeated on each Purchase Date and each Repurchase Date, that:

                  (i) It is a New York trust company with its principal office at 270 Park Avenue, New York, New York 10017;

                  (ii) It will maintain Buyer's Account as a custody account and shall administer Buyer's Account in the same manner it administers similar accounts established for the same purpose; and

                  (iii) It maintains a book-entry securities account with FRBNY and each Clearing Corporation in which it holds Securities hereunder.

4.       DEPOSIT OF CASH AND ELIGIBLE SECURITIES

         A. Seller's Instructions. On each Business Day that Seller and Buyer agree to enter into a Transaction subject to this Custodial Undertaking, Seller shall deliver to Custodian, prior to Custodian's close of business, Oral or Written Instructions containing the following information:

                  (i)      the Purchase Date and Purchase Price;

                  (ii) the Repurchase Date and Repurchase Price ; and

                  (iii) name of Buyer.

         B. Seller's Tender of Securities. By the close of business on the Purchase Date, Seller shall transfer, or cause to be transferred, to Seller's Account sufficient Eligible Securities to complete Transactions on such Purchase Date. In connection therewith, Seller shall either deliver to Custodian Oral or Written Instructions identifying the Eligible Securities to be sold by Seller to Buyer, including a description setting forth the face amount of each Eligible Securities and, where applicable, the CUSIP number for each such Eligible Security or instruct Custodian to identify Eligible Securities in Seller's Account to be transferred to Buyer's Account.

         C. Buyer's Purchase Price. Prior to Custodian's close of business on the Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer's Account sufficient cash such that the total cash balance in Buyer's Account after such transfer equals or exceeds the Purchase Price contained in Seller's Oral or Written Instructions. In connection therewith, Buyer shall either deliver to Custodian Oral or Written Instructions setting forth the amount of cash to be transferred to Seller's Account.

5.       EFFECTING TRANSACTIONS

         A. Purchase Date. On the Purchase Date for any Transaction subject to this Custodial Undertaking, Custodian shall transfer to Seller's Account cash from Buyer's Account in an amount equal to the Purchase Price and transfer from Seller's Account to Buyer's Account Eligible Securities in accordance with Seller's Oral or Written Instructions with respect to such Transaction, subject to the following provisions:

                  (i) Determination of Eligible Securities; Negotiability. Custodian shall determine that Securities to be transferred to Buyer's Account are Eligible Securities and that Physical Securities are in negotiable form. Any Securities which are not Eligible Securities and any Physical Securities which are not in negotiable form shall not be included in the calculations set forth below and shall not be transferred to Buyer's Account.

                  (ii) Determination of Market Value. Custodian shall determine the Market Value of Eligible Securities to be transferred to Buyer's Account.

                  (iii) Payment of Purchase Price. Provided the Margin Value of Eligible Securities to be transferred to Buyer's Account equals or exceeds the Repurchase Price with respect to such Transaction, Custodian shall transfer such Eligible Securities from Seller's Account to Buyer's Account and shall disburse from Buyer's Account to Seller's Account cash in an amount equal to the Purchase Price.

                  (iv) Maintenance of Buyer's Account.

                           (a) Physical Securities. Custodian shall take
possession of each Eligible Security which is a Physical Security at a secure facility at one of its offices in New York City and, during the term of a particular Transaction, shall identify such Physical Securities on its books and records as belonging to Buyer.

                           (b) Book-Entry Securities. Each Eligible Security
which is either (i) a Book-Entry Security, or
(ii) a part of a fungible bulk of Book-Entry Securities shall be continuously maintained by Custodian in the Book-Entry System. During the term of a particular Transaction, Custodian shall identify such Book-Entry Securities on its books and records as belonging to Buyer.

                           (c) Clearing Corporation Securities. Each Eligible
Security which is either (i) a Clearing
Corporation Security, or (ii) part of a fungible bulk of Clearing Corporation Securities shall be continuously maintained by Custodian in an account with the appropriate Clearing Corporation. During the term of a particular Transaction, Custodian shall continuously identify such Clearing Corporation Securities on its books and records as belonging to Buyer.

                           (d) Notwithstanding anything contained in Paragraphs
5.A.(iv)(b) and 5.A.(iv)(c), above, Custodian may maintain both Book-Entry Securities and Clearing Corporation Securities in an account maintained by Custodian at the Government Securities Clearing Corporation.

                  (v) Intent of Buyer and Seller. Buyer and Seller agree that it is intended that Custodian act as a "securities intermediary" as such term is defined in the UCC with respect to Transactions hereunder. In addition, the parties intend that all Securities in Buyer's Account, other than cash, shall be treated as "financial assets" as such term is defined in the UCC.

         B. Trust Receipts. Custodian may not accept trust receipts as collateral.

         C. Custodian's Inability to Complete a Transaction. If Custodian is unable to complete a Transaction because Seller has failed to provide complete Oral or Written Instructions as required by Paragraphs 4A and 4B or either Buyer or Seller has failed to arrange for the transfer of sufficient cash or Eligible Securities to Buyer's Account or Seller's Account, respectively, Custodian shall promptly notify Seller and Buyer and await the receipt of such Oral or Written Instructions, cash or Eligible Securities. If Custodian has not received Oral or Written Instructions from Seller by 4:30 p.m. Eastern Time, sufficient cash from Buyer by the close of the FRBNY money wire or sufficient Eligible Securities by the close of GSCS or the appropriate Clearing Corporation or such time as Custodian may designate with respect to particular types of Physical Securities, Buyer and Seller irrevocably agree and instruct Custodian to effect the Transaction as follows: (i) if the cash balance in Buyer's Account shall be less than the Purchase Price set forth in Seller's Instructions, the cash balance in Buyer's Account shall be deemed to be the Purchase Price, the remaining terms of the Transaction shall be determined in accordance with Paragraph 5A, and Seller shall provide Custodian with further Oral or Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash in Buyer's Account exceeds the Repurchase Price relating to the Eligible Securities in Seller's Account, Custodian shall credit to Seller's Account cash in an amount equal to the Repurchase Price relating to the Eligible Securities, and the difference between the amount credited to Seller's Account and the Purchase Price shall be retained by Buyer and held by Custodian in Buyer's Account. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

         D. Simultaneous Transaction. Buyer and Seller agree that in effecting Transactions, transfers between Buyer's Account and Seller's Account are intended to be, and shall be deemed to be, simultaneous.

         E. Ownership of Securities. (i) Upon the transfer of cash to Seller's Account and the transfer of Eligible Securities to Buyer's Account, it is agreed by Seller and Buyer that, subject to Seller's right of substitution pursuant to Paragraph 6B and notwithstanding the credit of Income to Seller's Account pursuant to Paragraph 5G, the Purchased Securities shall be for all purposes the property of Buyer. Buyer agrees, however, that, subject to Paragraph 8 hereof and the default provisions with respect to the Seller under the Master Repurchase Agreement, it will resell to Seller on the Repurchase Date the Purchased Securities at the Repurchase Price.

                  (ii) Buyer, Seller and Custodian agree that all Purchased Securities and cash held in Buyer's Account from time to time will be held by Custodian as agent of Buyer, that Custodian will take such actions with respect to Buyer's Account and any Purchased Securities and cash therein as Buyer shall direct, and that in no event shall any consent or Seller be required for the taking of any such action by Custodian. Buyer hereby covenants that Buyer will not instruct Custodian to deliver any Securities to any person other than Seller until an Event of Default has occurred as to which Seller is the defaulting party. The foregoing covenant is for Seller's benefit only and shall not constitute a limitation on Buyer's right at any time to instruct Custodian and Custodian's obligation to act upon such instructions. Custodian shall not be liable for any Losses (as defined in Paragraph 9A) incurred or sustained by Buyer, Seller or any third party as a result of Custodian transferring any Purchased Securities or cash in Buyer's Account pursuant to Buyer's instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Seller or Buyer under this Custodial Undertaking with respect to any Purchased Securities or cash transferred from Buyer's Account.

                  (iii) Any instruction to Custodian to transfer Purchased Securities or cash from Buyer's Account during the term of a Transaction shall be set forth in a written notice. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Custodian shall have no liability for its inability to comply with Buyer's instructions if the rules or systems of the Book-Entry System and/or applicable Clearing Corporation prevent Custodian from transferring Purchased Securities from Buyer's Account. Buyer shall pay to Custodian all applicable fees, costs and charges associated with such transfer from Buyer's Account.
                  (iv) At all times during which Custodian maintains a financial asset (as that term is used in the UCC) in Seller's Account, Custodian shall maintain such asset in a quantity corresponding to the aggregate of all security entitlements (as that term is defined in the UCC) it has established in favor of Seller with respect to that financial asset.

         F. No Lien or Pledge by Custodian. Custodian agrees that Purchased Securities shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any Purchased Securities.

         G. Payment of Income. Until such time that Custodian shall receive a Notice of Default from Buyer pursuant to Paragraph 8, Custodian shall credit to Seller's Account Income received by Custodian. After receipt of such Notice of Default from Buyer, Custodian shall credit to Buyer's Account Income received by Custodian.

         H. Confirmations. Custodian shall provide Buyer and Seller with confirmation statements reflecting Purchased Securities and cash positions in Buyer's Account on each Business Day or as otherwise may be requested by Buyer. Buyer and Seller shall promptly review all such confirmation statements and shall promptly advise Custodian of any error, omission or inaccuracy in such statements. Custodian shall undertake to promptly correct any errors, failures or omissions that are reported to Custodian by Buyer or Seller. Any such corrections shall be reflected on subsequent confirmation statements.

         I. Deliveries by Custodian. Subject to this Custodial Undertaking, all transfers of Securities or cash by Custodian to Buyer from Buyer's Account shall be made to Buyer by delivery to the account(s) designated in Schedule III, as may be amended from time to time by delivery to and receipt by Custodian of a new Schedule III.

         J. Term Transactions. In connection with any Transaction the Repurchase Date of which is not the Business Day immediately following the Purchase Date (each, a "Term Transaction"), Custodian shall (i) transfer at the beginning of each Business Day after the Purchase Date (but not including the Repurchase
Date) all Purchased Securities subject to such Transaction from Buyer's Account to Seller's Account against the transfer from Seller's Account to Buyer's Account of cash in an amount equal to the Purchase Price for such Transaction (such cash to constitute cash margin unless otherwise specified by Seller) and
(ii) transfer at the end of each Business Day after the Purchase Date (but not including the Repurchase Date) from Buyer's Account to Seller's Account such cahs margin against the transfer from Seller's Account to Buyer's Account of Securities having a Margin Value equal to or greater than the amount of such cash margin.


6.       SUBSTITUTIONS OF SECURITIES


         Buyer hereby authorizes Custodian, upon Oral or Written Instructions from Seller, to transfer Purchased Securities to Seller against transfers to Buyer's Account of substitute Eligible Securities ("Substitute Eligible Securities") determined by Custodian to have an aggregate Margin Value equal to or greater than the aggregate Repurchase Price relating to Purchased Securities released hereunder. All Substitute Eligible Securities transferred to Buyer's Account shall be deemed to be Purchased Securities.

7.       REPURCHASE DATE

         On the Repurchase Date for any Transaction, subject to Paragraph 8 hereof, Buyer hereby irrevocably instructs Custodian to tender to Seller the Purchased Securities with respect to such Transaction and to transfer such Purchased Securities from Buyer's Account to Seller's Account. Seller hereby irrevocably instructs Custodian at the time Purchased Securities are transferred to Seller's Account to make payment to Buyer of the Repurchase Price by debiting cash from Seller's Account and crediting cash to Buyer's Account. If on the Repurchase Date Seller's Account does not contain sufficient cash available to repurchase all Purchased Securities with respect to any Transactions, Custodian shall notify Seller and Buyer and Seller shall give Custodian Oral or Written Instructions identifying which Purchased Securities, if any, are to be repurchased and the Repurchase Price.

8.       DEFAULT

         In the event that Buyer or Seller delivers a Notice of Default to Custodian, Custodian shall notify the defaulting party of its receipt of such Notice of Default and act in accordance with the instructions of the non-defaulting party with respect to such non-defaulting party's rights pursuant to Paragraph 11 of the Master Repurchase Agreement (relating to Events of Default). Custodian may fully rely without further inquiry on the statements set forth in such Notice of Default. In addition, Buyer and Seller acknowledge and agree that the provisions of Paragraph 12 of the Master Repurchase Agreement (regarding Single Agreement) shall be fully effective with respect to all Transactions entered into between them, irrespective of whether such Transactions are entered into in connection with this Custodial Undertaking, directly between Buyer and Seller or otherwise.




9.       CONCERNING CUSTODIAN

         A. Limitations of Liability; Indemnification. Custodian shall not be liable for any costs, expenses, damages, liability or claims, including reasonable fees of counsel (collectively, "Losses"), resulting from its action or inaction in connection with this Custodial Undertaking, including Losses which are incurred by reason of any action or inaction by the Book-Entry System, any Clearing Corporation or Trust Receipt Issuer, or their successors or nominees, except for those Losses arising out of (i) Custodian's negligence, bad faith or willful misconduct, or (ii) the material breach by Custodian of any provisions of this Custodial Undertaking. Under no circumstances shall Custodian be liable to Buyer, Seller or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Custodial Undertaking. Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Buyer and Seller agree, jointly and severally, to indemnify Custodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Custodian as a result of Custodian's action or inaction in connection with this Custodial Undertaking, except as provided above. It is expressly understood and agreed that Custodian's right to indemnification hereunder shall be enforceable against Buyer and Seller directly, without any obligation to first proceed against any third party for whom they may act, and irrespective of any rights or recourse that Buyer or Seller may have against any such third party. This indemnity shall be a continuing obligation of Buyer and Seller notwithstanding the termination of any Transactions or of this Custodial Undertaking.

         B. No Guaranty by Custodian. It is expressly agreed and acknowledged by Buyer and Seller that Custodian is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Custodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

         C. No Duty of Inquiry. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

                  (i) The validity of the issue of any Securities purchased or sold by or for Buyer or Seller, the legality of the purchase or sale or the validity or enforceability of any Trust Receipt received by Custodian hereunder;

                  (ii) The due authority of any Authorized Person to act on behalf of Buyer or Seller with respect to cash or Securities held in Buyer's Account or Seller's Account; or

                  (iii) The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Security hereunder.

         D. Securities in Default. Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation.

         E. Custodian Fee. Custodian shall be entitled to receive and Seller agrees to pay to Custodian such compensation as may be agreed upon from time to time between Custodian and Seller and Custodian's out-of-pocket expenses.

         F. Reliance on Oral/Written Instructions. Custodian shall be entitled to rely upon any Written Instructions or Oral Instruction received by Custodian and reasonably believed by Custodian to be delivered by an Authorized Person. Buyer and Seller agree to forward to Custodian Written Instructions confirming any and all Oral Instructions in such manner that such Written Instructions are received by Custodian by the close of business of the same day that such Oral Instructions are given to Custodian. Buyer and Seller agree that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Custodian shall in no way affect the validity or enforceability of the transactions previously authorized and effected by Custodian.

         G. Reliance on Pricing Services. Custodian is authorized to utilize any generally recognized pricing information service (including brokers and dealers of Securities) in order to perform its valuation responsibilities hereunder, and Seller and Buyer agree to hold Custodian harmless from and against any Losses incurred as a result of errors or omissions of any such pricing information service, broker or dealer.

         H. Force Majeure. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Custodial Undertaking arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions; provided, however, that Custodian shall use commercially reasonable efforts to resume performance as soon as possible.

         I. No Additional Duties. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Custodial Undertaking, and no covenant or obligation shall be implied in this Custodial Undertaking against Custodian.

         J. No Duty Regarding Derivatives. If Buyer and Seller have selected Eligible Securities which derive all or a portion of their value from changes in the value of underlying securities, mortgages or other obligations, or one or more currencies, commodities, indices or other factors (hereinafter referred to as "Derivative Securities"), the parties understand that Custodian shall have no obligation to monitor whether any such Eligible Securities are also Derivative Securities. Accordingly, the parties agree that anything in the Custodial Undertaking to the contrary notwithstanding, it shall be Buyer's and Seller's responsibility to ensure that Eligible Securities do not include Derivative Securities unless they have otherwise agreed. Custodian shall have no liability whatsoever for any loss, damage or expense arising out of the ineligibility of Derivative Securities which are the subject of Transactions pursuant to the Custodial Undertaking.

10.      TERMINATION

         Any of the parties hereto may terminate this Custodial Undertaking by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of giving such notice. Upon termination hereof, Seller shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination, and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Buyer and Seller do not provide Written Instructions designating a successor custodian prior to the termination date, Custodian shall, give the Securities to Buyer in accordance with Schedule III.
11.      MISCELLANEOUS

         A. Authorized Persons. Buyer and Seller each agrees to furnish to Custodian a new Schedule II in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule II is received, Custodian shall be fully protected in acting under the provisions of this Custodial Undertaking upon Oral Instructions or Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule II.

         B. Access to Books and Records. Upon reasonable request, Buyer and Seller have access to Custodian's books and records maintained in connection with their respective accounts under this Custodial Undertaking during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Buyer or Seller at its expense.

         C. Invalidity of any Provision. In case any provision in or obligation under this Custodial Undertaking shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.


         D. Parties, Entire Agreement, Amendments.

                  (i) The Custodial Undertaking.Buyer, Seller, and Custodial agree that this Custodial Undertaking constitutes the entire agreement among the parties hereto with respect to Transactions subject to this Custodial Undertaking and may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

                  (ii) The Custodial Undertaking and the Master Repurchase Agreement. Buyer and Seller acknowledge and agree that the Master Repurchase Agreement in conjunction with this Custodial Undertaking represents the entire agreement between Buyer and Seller with respect to Transactions. Buyer and Seller acknowledge and agree that Custodian is not party to the Master Repurchase Agreement and is not bound by its terms.

         E. Binding Agreement. This Custodial Undertaking shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Custodial Undertaking shall not be assignable by any party without the written consent of the other parties.

         F. Applicable Law/Jurisdiction. This Custodial Undertaking shall be construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Each party hereto hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each party hereto hereby waives trial by jury in any proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Custodial Undertaking.

         G. Waiver of Immunity. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees not to claim, and it hereby waives, such immunity in connection with this Custodial Undertaking.

         H. Headings and References. The headings and captions in this Custodial Undertaking are for reference only and shall not affect the construction or interpretation of any of its provisions.

         I. Counterparts. This Custodial Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         J. Inconsistency with Master Repurchase Agreement. In the event of any inconsistency between the terms and conditions of the Master Repurchase Agreement and this Custodial Undertaking with respect to the rights, duties or obligations of Custodian and Transactions subject to this Custodial Undertaking, the terms and conditions of this Custodial Undertaking shall govern.

         K. Notices. Any notice authorized or required by this Custodial Undertaking shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, telex or facsimile to the individuals at the addresses specified in Schedule IV or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

         L. Confidentiality. The parties hereto agree not to disclose to any other party and to keep confidential the terms and conditions of this Agreement (including fee arrangements) and any amendments, supplement or Schedule hereto. In the event that any party hereto breaches any provision of this section, and any other party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Custodian may disclose Buyer or Seller's name, address, securities position and other information to such persons and to such extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on Custodian or any Clearing Corporation or the terms of the organizational documents of the issuer of any Security or the terms of any Security itself.

         M. Parties Deemed Principals.Unless the parties signatory hereto execute and deliver a Custodial Agency Annex pursuant to which the identity of all principals for whom any party may act in connection with this Custodial Undertaking is disclosed, each party shall be responsible for the performance of its obligations hereunder as a principal. However, the execution and delivery of a Custodial Agency Annex shall not relieve any party of its obligations hereunder except as provided by applicable law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Custodial Undertaking to be executed by their respective corporate officers, thereunto duly authorized, as of the ______ day of _________________, 19___.



____________________________                The Vanguard Group, Inc.

By:_________________________                By:  David R. Glocke
Title:                                               Title:  Principal

                                                     JPMorgan Chase Bank

                          By:__________________________
                          Title:

                                   SCHEDULE 1

                         SCHEDULE OF ELIGIBLE SECURITIES

                                   SCHEDULE II

                               AUTHORIZED PERSONS


         The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Custodial Undertaking In Connection With Master Repurchase Agreement dated as of __________________.

                                      BUYER


                      Please refer to Corporate Resolution.


                                     SELLER

Name                                                                   Signature

--------------------------                           ---------------------------

--------------------------                           ---------------------------

--------------------------                           ---------------------------

--------------------------                           ---------------------------

                                  SCHEDULE III

                           BUYER'S ACCOUNT INFORMATION


         Account Information for Delivery of Buyer's Securities and Cash

                                    ABA:_____________________________

                                    Bank Name:________________________

                                    City:______________________________

                                    Account Name:_____________________

                                    Account Number:___________________

                                   SCHEDULE IV

                               ADDRESS FOR NOTICES



                                   TO SELLER:


                         ===============================
                         ===============================


                                    TO BUYER:

                            The Vanguard Group, Inc.
                         Attention: Mr. David R. Glocke, VM# V31
                             100 Vanguard Boulevard
                                Malvern, PA 19355

                               Fixed Income Group
                            Telephone: (610) 669-6900
                               Fax: (610) 407-2877


                                  TO CUSTODIAN:

                               JPMorgan Chase Bank
                         Four New York Plaza, 21st Floor
                            New York, New York 10004
                   Attn: Allen B. Clark, Senior Vice President
                       Broker Dealer Clearance Department
                            Telephone: (212) 623-7219
                               Fax: (212) 623-5959

                                   SCHEDULE V

         This Annex __ forms a part of the Custodial Undertaking in Connection with Master Repurchase Agreement dated as of ______________, between ________________ , The Vanguard Group, Inc., and JPMorgan Chase Bank.

         1. This Agreement is entered into by The Vanguard Group, Inc., not on its own behalf, but on behalf of the following registered investment companies for which it provides investment advisory or administrative services:

         Vanguard Admiral Funds
                  Vanguard Admiral Treasury Money Market Fund
         Vanguard Bond Index Funds
                  Vanguard Intermediate-Term Bond Index Fund
                  Vanguard Long-Term Bond Index Fund
                  Vanguard Short-Term Bond Index Fund
                  Vanguard Total Bond Market Index Fund
                  Vanguard Inflation Protected Securities Fund
         Vanguard CMT Funds
                  Vanguard Market Liquidity Fund
                  Vanguard Municipal Cash Management Fund
         Vanguard Chester Funds
                  Vanguard PRIMECAP Fund
                  Vanguard Target Retirement Income Fund Vanguard Target Retirement 2005 Fund Vanguard Target Retirement 2010 Fund Vanguard Target Retirement 2015 Fund Vanguard Target Retirement 2020 Fund Vanguard Target Retirement 2025 Fund Vanguard Target Retirement 2030 Fund Vanguard Target Retirement 2035 Fund Vanguard Target Retirement 2040 Fund Vanguard Target Retirement 2045 Fund Vanguard Target Retirement 2050 Fund
         Vanguard Convertible Securities Fund
                  Vanguard Convertible Securities Fund
         Vanguard Explorer Fund
                  Vanguard Explorer Fund
         Vanguard Fenway Funds
                  Vanguard Equity Income Fund
                  Vanguard Growth Equity Fund
                  Vanguard PRIMECAP Core Fund
         Vanguard Fixed Income Securities Funds
                  Vanguard GNMA Fund
                  Vanguard High-Yield Corporate Fund
                  Vanguard Intermediate-Term Investment-Grade Fund Vanguard Intermediate-Term Treasury Fund Vanguard Long-Term Investment-Grade Fund Vanguard Long-Term Treasury Fund Vanguard Short-Term Investment-Grade Fund Vanguard Short-Term Federal Fund Vanguard Short-Term Treasury Fund
         Vanguard Horizon Funds
                  Vanguard Capital Opportunity Fund
                  Vanguard Global Equity Fund
                  Vanguard Strategic Equity Fund
                  Vanguard Strategic Small-Cap Equity Fund
         Vanguard International Equity Index Funds Vanguard Emerging Markets
                  Stock Index Fund Vanguard European Stock Index Fund Vanguard FTSE All-World ex-US Index Fund Vanguard Total World Stock Index Fund Vanguard Pacific Stock Index Fund
         Vanguard Malvern Funds
                  Vanguard Asset Allocation Fund
                  Vanguard Capital Value Fund
                  Vanguard U.S. Value Fund
         Vanguard Montgomery Funds
                  Vanguard Market Neutral Fund
         Vanguard Morgan Growth Fund
                  Vanguard Morgan Growth Fund
         Vanguard Quantitative Funds
                  Vanguard Growth and Income Fund
                  Vanguard Structured Broad Market Fund
                  Vanguard Structured Large-Cap Equity Fund
                  Vanguard Structured Large-Cap Growth Fund
                  Vanguard Structured Large-Cap Value Fund
         Vanguard Specialized Funds
                  Vanguard Energy Fund
                  Vanguard Health Care Fund
                  Vanguard Precious Metals and Mining Fund
                  Vanguard REIT Index Fund
                  Vanguard Dividend Growth Fund
         Vanguard Tax-Managed Funds
                  Vanguard Tax-Managed Balanced Fund
                  Vanguard Tax-Managed Capital Appreciation Fund
                  Vanguard Tax-Managed Growth and Income Fund
                  Vanguard Tax-Managed International Fund
                  Vanguard Tax-Managed Small Cap Fund
         Vanguard Wellesley Income Fund
                  Vanguard Wellesley Income Fund
         Vanguard Wellington Fund
                  Vanguard Wellington Fund
         Vanguard Whitehall Funds
                  Vanguard High Dividend Yield Index Fund
                  Vanguard International Explorer Fund
                  Vanguard Mid-Cap Growth Fund
                  Vanguard Selected Value Fund
         Vanguard New York Tax-Free Funds
                  Vanguard New York Long-Term Tax-Exempt Fund
                  Vanguard New York Tax-Exempt Money Market Fund
         Vanguard Ohio Tax-Free Funds
                  Vanguard Ohio Long-Term Tax-Exempt Fund
                  Vanguard Ohio Tax-Exempt Money Market Fund
         Vanguard Pennsylvania Tax-Free Funds
                  Vanguard Pennsylvania Long-Term Tax-Exempt Fund
                  Vanguard Pennsylvania Tax-Exempt Money Market Fund
         Vanguard California Tax-Free Funds
                  Vanguard California Intermediate-Term Tax-Exempt Fund
                  Vanguard California Long-Term Tax-Exempt Fund
                  Vanguard California Tax-Exempt Money Market Fund
         Vanguard Florida Tax-Free Funds
                  Vanguard Florida Long-Term Tax-Exempt Fund
         Vanguard New Jersey Tax-Free Funds
                  Vanguard New Jersey Long-Term Tax-Exempt Fund
                  Vanguard New Jersey Tax-Exempt Money Market Fund
         Vanguard Massachusetts Tax-Exempt Funds
                  Vanguard Massachusetts Tax-Exempt Fund
         Vanguard Municipal Bond Funds Vanguard High-Yield Tax-Exempt Fund
                  Vanguard Insured Long-Term Tax-Exempt Fund Vanguard Intermediate-Term Tax-Exempt Fund Vanguard Limited-Term Tax-Exempt Fund Vanguard Long-Term Tax-Exempt Fund Vanguard Short-Term Tax-Exempt Fund Vanguard Tax-Exempt Money Market Fund
         Vanguard Valley Forge Funds
                  Vanguard Balanced Index Fund
                  Vanguard Managed Payout Growth Focus Fund
                  Vanguard Managed Payout Growth and Distribution Fund
                  Vanguard Managed Payout Distribution Focus Fund
         Vanguard Windsor Funds
                  Vanguard Windsor Fund
                  Vanguard Windsor II Fund
         Vanguard World Fund
                  Vanguard Extended Duration Treasury Index Fund Vanguard FTSE Social Index Fund Vanguard International Growth Fund Vanguard U.S. Growth Fund Vanguard Consumer Discretionary Index Fund Vanguard Consumer Staples Index Fund Vanguard Energy Index Fund Vanguard Financials Index Fund Vanguard Health Care Index Fund Vanguard Industrials Index Fund Vanguard Information Technology Index Fund Vanguard Materials Index Fund Vanguard Telecommunication Services Index Fund Vanguard Utilities Index Fund
         Vanguard Variable Insurance Fund Balanced Portfolio Capital Growth
                  Portfolio Diversified Value Portfolio Equity Income Portfolio Equity Index Portfolio Growth Portfolio High-Yield Bond Portfolio International Portfolio Mid-Cap Index Portfolio Money Market Portfolio REIT Index Portfolio
                  Short-Term Investment-Grade Portfolio
                  Small Company Growth Portfolio
                  Total Bond Market Index
                  Total Stock Market Index
         Vanguard Index Funds
                  Vanguard 500 Index Fund
                  Vanguard Extended Market Index Fund
                  Vanguard Growth Index Fund
                  Vanguard Large-Cap Index Fund
                  Vanguard Mega Cap 300 Index Fund
                  Vanguard Mega Cap 300 Growth Index Fund Vanguard Mega Cap 300 Value Index Fund Vanguard Mid-Cap Index Fund Vanguard Mid-Cap Growth Index Fund Vanguard Mid-Cap Value Index Fund Vanguard Small Cap Index Fund Vanguard Small Cap Growth Index Fund Vanguard Small Cap Value Index Fund Vanguard Total Stock Market Index Fund Vanguard Value Index Fund
         Vanguard Trustees Equity Fund
                  Vanguard International Value Fund
                  Vanguard Diversified Equity Fund
         Vanguard Money Market Reserves
                  Vanguard Federal Money Market Fund
                  Vanguard Prime Money Market Fund
         Vanguard Treasury Fund
                  Vanguard Treasury Money Market Fund
                  Vanguard Treasury Money Market II Fund
         Vanguard STAR Funds
                  Vanguard Developed Markets Index Fund Vanguard Institutional Developed Markets Index Fund Vanguard LifeStrategy Conservative Growth Fund Vanguard LifeStrategy Growth Fund Vanguard LifeStrategy Income Fund Vanguard LifeStrategy Moderate Growth Fund Vanguard STAR Fund Vanguard Total International Stock Index Fund
         Vanguard Institutional Index Funds
                  Vanguard Institutional Index Fund
                  Vanguard Institutional Total Bond Market Index Fund
                  Vanguard Institutional Total Stock Market Index Fund